UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES
 EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 2, 2024

Vestis Corporation
(Exact name of registrant as specified in its charter)

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Delaware	001-41783	92-2573927

500 Colonial Center Parkway, Suite 140
Roswell, Georgia  30076
(Address of principal executive offices)
 (Zip Code)

Registrant’s telephone number, including area code:  (470) 226-3655

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

(Title of each class)	(Trading Symbol(s))	(Name of each exchange on which registered)
Common Stock, par value $0.01 per share	VSTS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 2, 2024, Vestis Corporation (the “Company”) entered into Amended and Restated Employment Agreements (the “Employment Agreements”) with Kim T. Scott, Rick T. Dillon, Angela J. Kervin, and Grant Shih (each, an “Executive” and together, the “Executives”).

Pursuant to the Employment Agreements:

•
Ms. Scott will serve as the Company’s President and Chief Executive Officer. Ms. Scott’s initial annual base salary under the agreement will be $925,000 and her target annual bonus opportunity will be 125% of her base salary,  Ms. Scott will also be entitled to receive an annual equity or equity-based award under the Vestis Corporation Long-Term Incentive Plan (the “LTIP”) with a target grant date value of $3,600,000, subject to approval by the Company’s Compensation and Human Resources Committee (the “Committee”).

•
Mr. Dillon will serve as the Company’s Executive Vice President and Chief Financial Officer. Mr. Dillon’s initial annual base salary under the agreement will be $618,000 and his target annual bonus opportunity will be 75% of his base salary. Mr. Dillon will also be entitled to receive an annual equity or equity-based award under the LTIP with a target grant date value of $1,000,000, subject to approval by the Committee.

•
Ms. Kervin will serve as the Company’s Executive Vice President and Chief Human Resources Officer. Ms. Kervin’s initial annual base salary under the agreement will be $450,000 and her target annual bonus opportunity will be 60% of her base salary. Ms. Kervin will also be entitled to receive an annual equity or equity-based award under the LTIP with a target grant date value of $500,000, subject to approval by the Committee.

•
Mr. Shih will serve as the Company’s Executive Vice President and Chief Technology Officer. Mr. Shih’s initial annual base salary will be $380,000 and his target annual bonus opportunity will be 50% of his base salary. Mr. Shih will also be entitled to receive an annual equity or equity-based award under the LTIP with a target grant date value of $400,000, subject to approval by the Committee.

The actual annual bonuses payable to any Executive for any year shall be determined and paid based on the terms of the Company’s Management Incentive Plan, including based on satisfaction of applicable performance targets and goals as apply thereunder for the applicable year.

Each Executive is eligible for a monthly car allowance in the amount of $1,100, reimbursement for financial planning services and participation in the Company’s matching gifts program and each Executive is eligible to participate in standard employee benefits and the Company’s Executive Benefits and Perquisites Program.

Under the Employment Agreements, upon the Executive’s termination due to death or disability (as defined in the Employment Agreements), the Executive is entitled to any accrued amounts and a pro-rated portion of the annual bonus that the Executive’s would have received for the year of termination had the Executive’s termination date not occurred, taking into account satisfaction of any applicable performance conditions (the “Pro-Rated Annual Bonus”).  In the case of Ms. Scott and Mr. Dillon, pro-rata vesting of outstanding equity also applies as discussed below.

Under the Employment Agreements, upon a termination by the Company for any reason other than “Cause” or by the Executive for “Good Reason” (as such terms are defined in the applicable Employment Agreement), other than under circumstances constituting a “Qualifying Termination” (as discussed below), and subject to the Executive’s execution of a release, each Executive would be entitled to:

•	Base salary plus target bonus for 12 months (24 months for Ms. Scott), payable in regular installments over 12 months (24 months for Ms. Scott);
•	A lump sum payment equal to the Executive’s Pro-Rated Annual Bonus, payable at the same time that annual bonuses are otherwise paid to executives who have not terminated employment;
•	A payment equal to the cost of COBRA premiums for medical, dental and vision for 12 months (24 months for Ms. Scott), payable in regular installments over 12 months (24 months for Ms. Scott);
•	Continued car allowance for 12 months (24 months for Ms. Scott); and
•	Outplacement services for up to 12 months (24 months for Ms. Scott) following termination.

Ms. Scott and Mr. Dillon would also be entitled to pro-rated vesting of outstanding equity or equity-based awards that would otherwise have vested in the vesting period in which the termination date occurs, determined as if the award vested on a daily basis and determined based on the number of days in the vesting period prior to the termination date (plus for Ms. Scott, an additional 365 or 366 days) over the total number of days in the vesting period (but no more than the total number of shares that would have otherwise vested during the applicable vesting period).  The pro-rata portion of any performance-based equity awards would remain subject to satisfaction of applicable performance targets.

Under the Employment Agreements, upon a “Qualifying Termination,” meaning (a) a termination within two years after a Change of Control by the Company or its successor without Cause or by the Executive for Good Reason or (b) within 6 months prior to the Change of Control at the request of a third party involved in a Change of Control or otherwise in connection with or in anticipation of a Change of Control (which termination is referred to as an “Anticipatory Change of Control Termination”), and, in any case, subject to the Executive’s execution of a release, each Executive would be entitled to:

•	Base salary plus target bonus for 18 months (30 months for Ms. Scott), generally payable in a lump sum;
•	A lump sum payment equal to the Executive’s pro-rata target annual bonus for the year in which the termination occurs;
•	A lump sum payment equal to the cost of COBRA premiums for medical, dental and vision for 18 months (30 months for Ms. Scott);
•	A lump sum payment equal to the Executive’s car allowance for 18 months (30 months for Ms. Scott); and
•	Outplacement services for up to 18 months (30 months for Ms. Scott) following termination.

In the event of a Qualifying Termination, the Executives’ equity awards will be treated in accordance with the terms of the applicable plans and agreements. In the event of an Anticipatory Change in Control Termination, however, an Executive’s equity and equity-based awards will remain outstanding until the earliest of the date that is 6 months after the termination, the date a Change of Control occurs or the expiration date of the award. An Executive is not entitled to duplicate benefits for both a termination prior to a Change of Control and a Qualifying Termination.

Finally, the Employment Agreements require each Executive to enter into a restrictive covenant agreement that provides for perpetual non-disclosure and non-disparagement covenants and 12-month (24-month for Ms. Scott) post-employment noncompetition, nonsolicitation and non-hire covenants.

The foregoing is a summary of the material terms of the Employment Agreements. The summary does not purport to be complete and is qualified in its entirety by reference to the Employment Agreements, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 hereto and incorporated herein by reference.

On April 2, 2024, Timothy Donovan, Executive Vice President, Chief Legal Officer and General Counsel, notified the Company of his retirement to be effective October 4, 2024.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Amended and Restated Employment Agreement, dated as of April 2, 2024, by and between Vestis Corporation and Kim T. Scott
10.2	Amended and Restated Employment Agreement, dated as of April 2, 2024, by and between Vestis Corporation and Rick T. Dillon
10.3	Amended and Restated Employment Agreement, dated as of April 2, 2024, by and between Vestis Corporation and Angela J. Kervin
10.4	Amended and Restated Employment Agreement, dated as of April 2, 2024, by and between Vestis Corporation and Grant Shih
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VESTIS CORPORATION

Date: April 5, 2024
	By:	/s/ Rick Dillon
	Name:	Rick Dillon
	Title:	Executive Vice President and Chief
Financial Officer